                                                           Exhibit No. EX-99.d.3
                             SUB-ADVISORY AGREEMENT

     AGREEMENT, dated as of February 13, 2008 by and between VTL Associates, LLC
(the "Investment  Adviser"), a Pennsylvania limited liability company having its principal  office and place of  business  at 2005 Market  Street,  One  Commerce
Square, Philadelphia, PA 19103, and BNY Investment Advisors (the "Sub-Adviser"),
a  separately  identifiable  division of the Bank of New York,  a New York state banking  corporation  having its principal  office and place of business at 1633
Broadway, 13th floor, New York, New York 10019.

     WHEREAS,  the  Investment  Adviser is registered  as an investment  adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS,  the  Investment  Adviser has entered into an Investment  Advisory
Agreement  dated as of  January  25,  2008 with  RevenueShares  ETF  Trust  (the
"Trust") an investment  company  registered under the Investment  Company Act of
1940, as amended ("Investment Company Act");

     WHEREAS,  the Sub-Adviser is registered as an investment  adviser under the
Advisers Act;

     WHEREAS,  the Board of  Trustees  of the Trust and the  Investment  Adviser
desire  to  retain  the  Sub-Adviser  to render  investment  advisory  and other services to the funds  specified  in Appendix A hereto,  as amended from time to time, each a series of the Trust (each a "Fund" and collectively,  the "Funds"), in the manner and on the terms hereinafter set forth;

     WHEREAS,  the  Investment  Adviser has the authority  under the  Investment
Advisory  Agreement,  subject to the  approval  of the Board of  Trustees of the
Trust (the "Board" or the "Trustees") to select sub-advisers for each Fund; and

     WHEREAS,  the  Sub-Adviser  is  willing  to furnish  such  services  to the
Investment Adviser and each Fund;

     NOW,  THEREFORE,  the  Investment  Adviser  and the  Sub-Adviser  agree  as follows:

1. APPOINTMENT OF THE SUB-ADVISER

     The  Investment  Adviser  hereby  appoints  the  Sub-Adviser  to  act  as a sub-adviser  for each Fund,  subject to the  supervision  and  oversight  of the
Investment  Adviser and the Trustees of the Trust,  and in  accordance  with the
terms  and  conditions  of  this   Agreement.   Subject  to  any  other  written
instructions  of the  Investment  Adviser  or the Trust,  Sub-Adviser  is hereby appointed  the Fund's  agent and  attorney-in-fact  for the limited  purposes of executing account  documentation,  agreements,  contracts and other documents as
Sub-Adviser  shall be requested by brokers,  dealers,  counter parties and other persons in connection with its management of the Fund's assets.

2. ACCEPTANCE OF APPOINTMENT

     The Sub-Adviser  accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided. To the extent consistent with the Services  described in Section 3,  Sub-Adviser  may purchase,  hold and sell The Bank of New York  Mellon  Corporation  stock,  which is the stock of an affiliate  of the  Sub-Adviser,  and  may do so  only  in  accordance  with  the provisions  of the  Investment  Company  Act  and  any  regulations,  orders  or
interpretations  of  the  Securities  and  Exchange   Commission  or  its  Staff
thereunder.

     The assets of each Fund will be  maintained  in the  custody of a custodian
(who shall be identified by the  Investment  Adviser in writing).  Except to the extent that such custodian is an affiliate or a separately identifiable division of the  Sub-Adviser,  the  Sub-Adviser  will not have custody of any securities, cash or other  assets of the Fund and will not be liable for any loss  resulting from any act or omission of the custodian  other than acts or omissions  arising in reliance on instructions of the Sub-Adviser.

3. SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

     A. Subject to the succeeding  provisions of this section, the oversight and supervision  of the  Investment  Adviser  and the  direction  and control of the
Trust's  Board  of  Trustees,  the  Sub-Adviser  will  perform  certain  of  the day-to-day  operations  of the  Funds  which  may  include  one or  more  of the following services at the request of the Investment  Adviser.  As sub-adviser to each Fund, the  Sub-Adviser  will manage the investment and  reinvestment of the assets of the Fund and determine the  composition  of the assets of the Fund, in accordance with the terms of this Agreement, the Fund's Prospectus and Statement of Additional Information.

     B. As part of the services it will provide hereunder, the Sub-Adviser will:

     (i) formulate and implement a continuous  investment  program and portfolio management compliance and reporting program for each Fund;

     (ii) take whatever  steps it deems  necessary or advisable to implement the investment  program  for each Fund by  arranging  for the  purchase  and sale of securities and other investments;

     (iii) keep the Investment Adviser fully informed on an ongoing basis of all material facts  concerning the investment and reinvestment of the assets of each
Fund and the operations of the  Sub-Adviser,  make regular and periodic  special written  reports  of such  additional  information  concerning  the  same as may reasonably  be  requested  from time to time by the  Investment  Adviser  or the
Trustees of the Trust,  and attend  meetings with the Investment  Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing;

     (iv) Sub-Adviser shall promptly notify the Investment Adviser of securities in a Fund for which fair valuation may be required or of significant events that may  require  fair  value  pricing  of all or a portion  of a Fund's  portfolio,
provide   advice   about   the  fair   value  of  all   securities   and   other
investments/assets  in the  Fund,  as  requested;  provided,  however,  that the parties  acknowledge  that the Trust is responsible  for any fair value pricing;
and

     (v) cooperate  with and provide  reasonable  assistance  to the  Investment
Adviser,   the  Trust's   administrator,   the  Trust's  custodian  and  foreign
custodians,  the Trust's  transfer agent and pricing agents and all other agents and  representatives  of the Trust  and the  Investment  Adviser,  keep all such persons fully informed as to such matters as the  Sub-Adviser  considers in good faith to be necessary to the  performance of their  obligations to the Trust and the Investment Adviser,  provide prompt responses to reasonable requests made by such persons and maintain any appropriate  interfaces with each so as to promote the efficient exchange of information.

     C. In furnishing services  hereunder,  the Sub-Adviser shall be subject to, and shall perform in accordance with the following:  (i) the currently effective
Prospectus  and Statement of Additional  Information of the Trust filed with the
U.S.  Securities and Exchange  Commission  ("SEC"), as the same may be hereafter
modified,   amended  and/or  supplemented   ("Prospectus  and  SAI");  (ii)  the
Investment  Company Act and the Advisers  Act and the rules under each,  and all other federal and state laws or regulations  applicable to the Sub-Adviser,  the
Trust and the Fund(s);  (iii) any order or no-action letter of the SEC governing the operation of the Trust, (iv) the Trust's compliance policies and procedures;
and (v) the written  instructions of the Investment  Adviser.  In the event that the  Sub-Adviser  is unable to perform in accordance  with (iv) or (v), it shall promptly so notify,  respectively,  the Trust's chief compliance  officer or the
Investment  Adviser.  Prior to the  commencement of the  Sub-Adviser's  services hereunder,  the Investment  Adviser shall provide the  Sub-Adviser  with current copies  of the  Prospectus  and SAI,  any order or  no-action  letter of the SEC governing the operation of the Trust,  and the Trust's  compliance  policies and procedures. The Investment Adviser further undertakes to provide the Sub-Adviser with  copies  or  other  written  notice  of any  amendments,  modifications  or supplements to any such  above-mentioned  document and Sub-Adviser will not need to comply until such amendment,  modification or supplement has been provided to the Sub-Adviser.

     D. The Sub-Adviser shall submit copies or summaries of its current policies and procedures  adopted in accordance  with Rule 206(4)-7 under the Adviser Act, and any of its other  policies or procedures  required to comply with Rule 38a-1 under the Investment  Company Act  (collectively,  the  "Sub-Adviser  Compliance
Procedures"),  to the Trust's  Board of Trustees for  approval  pursuant to Rule
38a-1(a)(2) under the Investment  Company Act. The Sub-Adviser shall furnish the services  hereunder to the Trust in accordance with the  Sub-Adviser  Compliance
Procedures.

     E.  The  Sub-Adviser,  at its  expense,  will  furnish:  (i) all  necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully  perform their duties under this Agreement;  and
(ii)  administrative  facilities,  including  recordkeeping,  and all  equipment necessary  for the  efficient  conduct of the  Sub-Adviser's  duties  under this
Agreement.

     F. The  Sub-Adviser  will  select  brokers  and  dealers to effect all Fund transactions  subject to the conditions set forth herein.  The Sub-Adviser  will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions,  if applicable.  The Sub-Adviser is directed at all times to seek to execute transactions for each Fund (i) in accordance with any written policies,  practices  or  procedures  that may be  established  by the  Board of
Trustees  or the  Investment  Adviser  from  time to time and  which  have  been provided to the  Sub-Adviser,  (ii) as described in the Trust's  Prospectus  and
SAI,  and  (iii) in  accordance  with  applicable  federal  and  state  laws and regulations.  In placing any orders for the purchase or sale of investments  for each Fund, in the name of the Fund or its nominees,  the  Sub-Adviser  shall use its best efforts to obtain for the Fund "best execution," considering all of the circumstances,  and shall maintain  records  adequate to demonstrate  compliance with this requirement.  In no instance will Fund securities be purchased from or sold to the Sub-Adviser,  or any affiliated person thereof, except in accordance with the Investment  Company Act, the Advisers Act and the rules under each, the
Trust's  Compliance Manual, and all other federal and state laws and regulations applicable to the Trust and the Fund.

     G.  The   Sub-Adviser  is  not   authorized  to  engage  in   "soft-dollar"
transactions  permitted by Section 28(e) of the Securities Exchange Act of 1934,
as amended ("Exchange Act"), without the express written approval of the Adviser or the Trust's Board of Trustees.

     H. On  occasions  when the  Sub-Adviser  deems  the  purchase  or sale of a security to be in the best  interest of the Fund(s) as well as other  clients of the Sub-Adviser,  the Sub-Adviser to the extent permitted by applicable laws and regulations,  may, but shall be under no obligation to, aggregate the securities to be  purchased or sold to attempt to obtain a fair and  reasonable  result and efficient  execution,  provided that the Sub-Adviser  does not favor any account over any other  account.  Allocation of the  securities so purchased or sold, as well  as  the  expenses  incurred  in  the  transaction,  will  be  made  by the
Sub-Adviser  in the  manner  which  the  Sub-Adviser  considers  to be the  most equitable and consistent with its fiduciary  obligations to each Fund and to its other clients over time. The Investment  Adviser agrees that the Sub-Adviser and its  affiliates  may give  advice and take  action in the  performance  of their duties with  respect to any of their other  clients  that may differ from advice given,  or the timing or nature of actions taken,  with respect to the Fund. The
Investment Adviser also acknowledges that the Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund, and that the  Sub-Adviser  will carry out its duties  hereunder  together with its duties under such relationships.

     I. The  Sub-Adviser  will  maintain and preserve  all  accounts,  books and records with respect to each Fund as are required of an investment  adviser of a registered  investment  company  pursuant  to the  Investment  Company  Act  and
Advisers Act and the rules  thereunder and shall file with the SEC any report on
Form 13F or Schedule  13G  required by the  Exchange  Act,  with  respect to its duties as are set forth herein.

     J. The  Sub-Adviser  will,  unless  and  until  otherwise  directed  by the
Investment  Adviser or the Board of  Trustees,  exercise  all rights of security holders with respect to securities held by each Fund, including, but not limited to:  voting  proxies in accordance  with the  Sub-Adviser's  then-current  proxy voting policies  (provided such policies have been approved by the Trust's Board of Trustees), and converting, tendering, exchanging or redeeming securities.

4.   COMPENSATION OF SUB-ADVISER

     The  Investment  Adviser  will  pay the  Sub-Adviser  as  compensation  for providing  services in accordance with this Agreement those fees as set forth in
Appendix  B. In  addition,  the  Investment  Adviser  shall be  responsible  for extraordinary  expenses  incurred  by the  Sub-Adviser  in  connection  with the performance of its duties hereunder,  including,  without  limitation,  expenses incurred with respect to proxy voting execution, advice and reporting.

     In the event of termination of this Agreement, the fee provided in Appendix
B shall be computed on the basis of the period  ending on the last  business day on which this Agreement is in effect,  subject to a pro rata adjustment based on the number of days elapsed in the month as a  percentage  of the total number of days in such month.

5.   LIABILITY AND INDEMNIFICATION

     A. Except as may otherwise be provided by the Investment Company Act or any other federal  securities law,  neither the Sub-Adviser nor any of its officers, members or employees (its "Affiliates") shall be liable for any losses,  claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the  Investment  Adviser or the Trust as a result of any error of judgment by the Sub-Adviser or its Affiliates with respect to each Fund,  except that nothing in this Agreement shall operate or purport to operate in any way to exculpate,  waive or limit the liability of the  Sub-Adviser  or its  Affiliates for, and the  Sub-Adviser  shall  indemnify  and hold  harmless  the Trust,  the
Investment  Adviser,  all  affiliated  persons  thereof  (within  the meaning of
Section 2(a)(3) of the Investment  Company Act) and all controlling  persons (as described in Section 15 of the  Securities Act of 1933, as amended ("1933 Act"))
(collectively,  "Manager  Indemnitees")  against  any  and all  losses,  claims, damages,  liabilities  or  litigation  (including  reasonable  legal  and  other expenses) to which any of the Manager  Indemnitees  may become subject under the
1933 Act, the  Investment  Company  Act,  the  Advisers  Act, or under any other statute, or common law or otherwise arising out of or based on (i) any breach by the Sub-Adviser of a Sub-Adviser  representation  or warranty made herein,  (ii)
any willful  misconduct,  bad faith,  reckless  disregard or  negligence  of the
Sub-Adviser in the performance of any of its duties or obligations  hereunder or
(iii) any untrue  statement of a material  fact  contained in the  Prospectus or
SAI,  proxy  materials,  reports,  advertisements,  sales  literature,  or other materials  pertaining to the Fund(s) or the omission to state therein a material fact  known to the  Sub-Adviser  that  was  required  to be  stated  therein  or necessary to make the statements  therein not  misleading,  if such statement or omission  was made in reliance  upon  information  furnished  to the  Investment
Adviser or the Trust,  or the omission of such  information,  by the Sub-Adviser
Indemnitees (as defined below) for use therein.

     B. Except as may otherwise be provided by the Investment Company Act or any other federal  securities  law, the Investment  Adviser shall indemnify and hold
harmless  the  Sub-Adviser,  its  officers,   employees,   consultants  and  all
affiliated  persons  thereof  (within  the  meaning  of  Section  2(a)(3) of the
Investment Company Act) and all controlling  persons (as described in Section 15 of the 1933 Act) (collectively,  "Sub-Adviser  Indemnitees") against any and all losses, claims,  damages,  liabilities or litigation (including reasonable legal and other  expenses)  to which any of the  Sub-Adviser  Indemnitees  may  become subject  under the 1933 Act, the  Investment  Company Act, the Advisers  Act, or
under any other statute, at common law or otherwise,  arising out of or based on this Agreement;  provided however, the Investment Adviser shall not indemnify or hold  harmless the  Sub-Adviser  Indemnitees  for any losses,  claims,  damages, liabilities  or  litigation  (including  reasonable  legal and  other  expenses)
arising out of or based on (i) any breach by the  Sub-Adviser  of a  Sub-Adviser representation or warranty made herein, (ii) any willful misconduct,  bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations  hereunder or (iii) any untrue statement of a material
fact   contained  in  the   Prospectus  or  SAI,   proxy   materials,   reports,
advertisements,  sales literature,  or other materials pertaining to the Fund(s)
or the omission to state therein a material fact known to the  Sub-Adviser  that was required to be stated  therein or necessary to make the  statements  therein not  misleading,  if such  statement  or  omission  was  made in  reliance  upon information furnished to the Investment Adviser or the Trust, or the omission of such information, by the Sub-Adviser Indemnities for use therein.

     C. A party seeking  indemnification  hereunder  (the  "Indemnified  Party")
shall (i) provide prompt notice to the other of any claim ("Claim") for which it intends to seek  indemnification,  (ii) grant  control  of the  defense  and /or settlement of the Claim to the other party,  and (iii)  cooperate with the other party in the defense thereof.  The Indemnified Party shall have the right at its own expense to participate  in the defense of any Claim,  but shall not have the right to control the defense,  consent to judgment or agree to the settlement of any Claim without the written  consent of the other party.  The party  providing the indemnification  shall not consent to the entry of any judgment or enter any settlement that (i) does not include,  as an unconditional  term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii)
which otherwise adversely affects the rights of the Indemnified Party.

     D.  Notwithstanding  anything in this  Agreement to the contrary  contained herein,  the  Sub-Adviser  shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Investment  Adviser or the
Trust resulting from any event beyond the reasonable  control of the Sub-Adviser or its  agents,  including  but not limited to  nationalization,  expropriation, devaluation,  seizure, or similar action by any governmental authority, de facto or de jure; or enactment,  promulgation,  imposition or  enforcement by any such governmental  authority of currency restrictions,  exchange controls,  levies or other  charges  affecting the Trust's  property;  or the  breakdown,  failure or malfunction  of any  utilities or  telecommunications  systems;  or any order or regulation of any banking or  securities  industry  including  changes in market
rules  and  market   conditions   affecting   the  execution  or  settlement  of
transactions; or acts of war, terrorism,  insurrection or revolution; or acts of
God, or any other similar event.

6.   REPRESENTATIONS OF THE INVESTMENT ADVISER

     The Investment Adviser represents, warrants and agrees that:

     A. The Investment Adviser has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby.

     B. The Trust  has  adopted a  written  code of  ethics  complying  with the requirements of Rule 17j-1 under the Investment Company Act and will provide the
Sub-Adviser with a copy of such code of ethics.

     C. The Investment Adviser is currently in material  compliance and shall at all times continue to be in material  compliance with the  requirements  imposed upon the Investment Adviser by applicable law and regulations.

     D. The Investment  Adviser (i) will be registered as an investment  adviser under the Advisers Act prior to the  commencement  of operation of the Funds and thereafter  will  continue  to be so  registered  for so long as this  Agreement remains in effect;  (ii) is not  prohibited by the  Investment  Company Act, the
Advisers  Act or other law,  regulation  or order from  performing  the services contemplated by this Agreement;  (iii) has met and will seek to continue to meet for so long as this  Agreement  is in effect,  any other  applicable  federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory  agency  necessary  to be met in order to perform  the  services contemplated by this Agreement; (iv) has the authority to enter into and perform the services  contemplated by this  Agreement;  and (v) will promptly notify the
Sub-Adviser of the occurrence of any event that would  disqualify the Investment
Adviser from serving as investment  manager of an investment company pursuant to
Section 9(a) of the Investment Company Act or otherwise.

     E. The Investment Adviser  acknowledges receipt of Part II of Sub-Adviser's
Form ADV at least 48 hours prior to entering into this Agreement, as required by
Rule 204-3 under the Advisers Act.

     F. The Investment  Adviser shall provide (or cause the Trust's custodian to provide)  timely  information to the  Sub-Adviser  regarding such matters as the composition  of assets in the portion of each Fund  managed by the  Sub-Adviser, cash requirements and cash available for investment in such portion of each such
Fund,  and  all  other  information  as  may be  reasonably  necessary  for  the
Sub-Adviser to perform its duties hereunder.

7.   REPRESENTATIONS OF THE SUB-ADVISER

     The Sub-Adviser represents, warrants and agrees as follows:

     A. The  Sub-Adviser  (i) is registered  as an investment  adviser under the
Advisers Act and will continue to be so registered for so long as this Agreement remains in effect;  (ii) is not  prohibited by the  Investment  Company Act, the
Advisers  Act or other law,  regulation  or order from  performing  the services contemplated by this Agreement;  (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory  agency  necessary  to be met in order to perform  the  services contemplated by this Agreement; (iv) has the authority to enter into and perform the services  contemplated by this  Agreement;  and (v) will promptly notify the
Investment  Adviser of the  occurrence  of any event that would  disqualify  the
Sub-Adviser  from  serving as an  investment  adviser of an  investment  company pursuant  to  Section  9(a) of the  Investment  Company  Act or  otherwise.  The
Sub-Adviser will also promptly notify each Fund and the Investment Adviser if it is served or otherwise receives notice of any material action, suit, proceeding, inquiry  or  investigation,  at  law  or in  equity,  before  or by  any  court, government agency, self-regulatory organization, public board or body, involving the affairs of the Fund(s) or the Sub-Adviser,  provided,  however, that routine regulatory  examinations of the Sub-Adviser shall not be required to be reported by this provision and the  Sub-Adviser  shall not be required to notify the Fund of events subject to this  provision  until such time that it notifies its other clients.

     B. The  Sub-Adviser  is currently in material  compliance  and shall at all times continue to be in material  compliance with the requirements  imposed upon the Sub-Adviser by applicable law and regulations.

     C. The Sub-Adviser has adopted a written code of ethics  complying with the requirements  of Rule 17j-1  under the  Investment  Company  Act and Rule 204A-1 under the  Advisers Act and will  provide the  Investment  Adviser and the Board with a copy of such code of ethics,  together  with  evidence  of its  adoption.
Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise  requested,  the Sub-Adviser shall certify to the  Investment  Adviser that the  Sub-Adviser  has complied with the requirements  of Rule 17j-1 and Rule 204A-1  during the  previous  year and that there has been no material  violation of the Sub-Adviser's code of ethics or, if such a material  violation has occurred,  that  appropriate  action was taken in response to such violation.  Upon the written request of the Investment Adviser, the Sub-Adviser shall permit the Investment Adviser, its employees or its agents to  examine  the  reports  required  to be  made  to  the  Sub-Adviser  by  Rule
17j-1(c)(1)   and  Rule  204A-1(b)  and  all  other  records   relevant  to  the
Sub-Adviser's code of ethics.

     D. The Sub-Adviser  has provided the Investment  Adviser with a copy of its
Form  ADV,  which  as of the  date of this  Agreement  is its  Form  ADV as most recently  filed with the SEC and promptly will furnish a copy of all  amendments to the Investment  Adviser on an annual basis. Such amendments shall reflect all changes in the Sub-Adviser's  organizational  structure,  professional  staff or other  significant  developments  affecting the Sub-Adviser,  as required by the
Advisers Act.

     E. The  Sub-Adviser  agrees to maintain an appropriate  level of errors and omissions or professional liability insurance coverage.

     F. The  Sub-Adviser  agrees  that it will not  knowingly  in any way  refer directly or  indirectly to its  relationship  with the Trust,  the Fund(s),  the
Investment Adviser or any of their respective affiliates in offering,  marketing or other  promotional  materials  without  the  express  written  consent of the
Investment Adviser,  except as required by rule,  regulation or upon the request of a governmental authority.

     G. Sub-Adviser  agrees not to consult with (i) other subadvisers to a Fund, if any, (ii) other  subadvisers  to any other Fund of the Trust,  or (iii) other subadvisers  to an  investment  company  under  common  control  with any  Fund, concerning transactions for a Fund in securities or other assets.

     H. The Sub-Adviser  acknowledges that the Investment  Adviser and the Trust intend to rely on Rule 17a-10,  Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the
Investment  Company Act,  and the  Sub-Adviser  hereby  agrees that it shall not consult with any other  sub-adviser to the Trust with respect to transactions in securities for the Trust's portfolio or any other transactions of Trust assets.

     I. The Sub-Adviser  maintains  commercially  reasonable business continuity procedures.

8.   NON-EXCLUSIVITY

     The services of the Sub-Adviser to the Investment Adviser,  the Fund(s) and
the Trust are not to be deemed to be  exclusive,  and the  Sub-Adviser  shall be free to render investment  advisory or other services to others and to engage in other activities.  It is understood and agreed that the Trustees,  officers, and employees  of the  Sub-Adviser  are not  prohibited  from  engaging in any other business  activity  or from  rendering  services  to any other  person,  or from serving as partners,  officers,  Trustees,  trustees,  or employees of any other firm or Trust.

9.   SUPPLEMENTAL ARRANGEMENTS

     The Sub-Adviser  may from time to time employ or associate  itself with any person it  believes  to be  particularly  suited to assist it in  providing  the services to be performed by such  Sub-Adviser  hereunder,  provided that no such person  shall  perform  any  services  with  respect to the  Fund(s)  that would constitute an assignment or require a written advisory agreement pursuant to the
Investment  Company Act. Any  compensation  payable to such persons shall be the sole  responsibility of the Sub-Adviser,  and neither the Investment Adviser nor the Trust shall have any obligations  with respect thereto or otherwise  arising under the Agreement.

10.  REGULATION

     The Sub-Adviser  shall submit to all regulatory and  administrative  bodies having  jurisdiction  over the services  provided pursuant to this Agreement any information,  reports,  or other  material  that any such body by reason of this
Agreement may request or require pursuant to applicable laws and regulations and shall  promptly  provide the Advisor and Trust with copies of such  information, reports and materials.  Nothing in this Agreement  authorizes the Sub-Adviser to waive any privilege to which the Trust or the Adviser may otherwise be entitled.
Sub-Adviser  shall not be liable for  damages  incurred by the Adviser or to the
Trust to the extent that it provides information pursuant to this Section 10.

11.  RECORDS

     The records relating to the services provided under this Agreement shall be the  property of the Trust and shall be under its  control;  however,  the Trust shall  furnish to the  Sub-Adviser  such  records  and permit it to retain  such records (either in original or in duplicate form) as it shall reasonably require in order to carry  out its  business.  In the event of the  termination  of this
Agreement,  such other  records  shall  promptly be returned to the Trust by the
Sub-Adviser  free from any claim or retention of rights  therein,  provided that the  Sub-Adviser  may  retain  any  such  records  that are  required  by law or regulation.  The Investment  Adviser and the Sub-Adviser shall keep confidential any information  obtained in connection  with its duties  hereunder and disclose such  information  only if the Trust has authorized  such  disclosure or if such disclosure  is expressly  required or requested by  applicable  federal or state regulatory authorities,  or otherwise required by law in accordance with Section
10 of this  Agreement.  Nothing in this Agreement  authorizes the Sub-Adviser to waive any privilege to which the Trust or the Adviser may otherwise be entitled.
Sub-Adviser  shall not be liable for  damages  incurred by the Adviser or to the
Trust to the extent that it provides information pursuant to this Section 11.

12.  DURATION OF AGREEMENT

     This  Agreement  shall become  effective upon the date first above written, provided that this Agreement shall not take effect with respect to a Fund unless it has first been approved: (i) by a vote of a majority of those trustees of the
Trust who are not  "interested  persons" (as defined in the  Investment  Company
Act) of any party to this Agreement ("Independent Trustees"),  cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the  outstanding  voting  securities (as defined in the Investment
Company Act)  ("Outstanding  Voting  Securities") of the Fund or as permitted by
Rule 2a-6 of the Investment Company Act. This Agreement shall continue in effect for a period more than two years from the date of its execution  only so long as such  continuance  is  specifically  approved at least  annually by the Board of
Trustees  provided that in such event such continuance shall also be approved by the vote of a majority of the  Independent  Trustees cast in person at a meeting called for the purpose of voting on such approval. Additional Funds may be added to Appendix A by written agreement of the Investment Adviser and the Sub-Adviser and only after the  approval by the Board of Trustees of the Trust,  including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting such approval and, if required  under the  Investment  Company
Act, a majority of the Outstanding Voting Securities of the Fund.

13.  TERMINATION OF AGREEMENT

     This  Agreement  may be  terminated  with  respect to any Fund at any time, without the payment of any penalty,  by the Board of Trustees,  by the vote of a majority of the Outstanding Voting Securities of such Fund, or by the Investment
Adviser,  each on sixty (60) days written notice to the  Investment  Adviser and the Sub-Adviser.  In addition,  this Agreement may be terminated with respect to any  Fund by the  Sub-Adviser  upon  sixty  (60)  days'  written  notice  to the
Investment  Adviser.  This Agreement will automatically  terminate,  without the payment of any penalty in the event the Investment  Advisory  Agreement  between the  Investment  Adviser and the Trust is assigned (as defined in the Investment
Company  Act) or  terminates  for any other  reason.  This  Agreement  will also terminate  upon  written  notice to the other  party that the other  party is in material breach of this Agreement,  unless the other party in material breach of this  Agreement  cures such breach to the reasonable  satisfaction  of the party
alleging  the  breach  within  thirty  (30)  days  after  written  notice.   Any
"assignment"  (as that term is defined in the  Investment  Company  Act) of this
Agreement  will  result  in  automatic   termination  of  this  Agreement.   The
Sub-Adviser  will  notify  the  Trust  and the  Investment  Adviser  of any such assignment  and of any  changes in key  personnel  who are either the  portfolio manager(s) of the Funds named in the Prospectus and/or SAI, or senior management of the Sub-Adviser,  in each case prior to or promptly after,  such change.  The
Sub-Adviser agrees to bear all reasonable legal,  printing,  mailing,  proxy and related expenses of the Trust and the Investment Adviser, if any, arising out of an assignment of this Agreement by the Sub-Adviser.

14.  AMENDMENTS TO THE AGREEMENT

     Except to the extent  permitted  by (i) the  Investment  Company Act or the rules or regulations  thereunder,  (ii) exemptive  relief granted by the SEC, or
(iii)  interpretation  of the SEC or its staff, this Agreement may be amended by the parties with  respect to any Fund only if such  amendment,  if material,  is specifically  approved  by the  vote of a  majority  of the  Outstanding  Voting
Securities  of such Fund (unless such  approval is not required by Section 15 of the Investment Company Act or the rules thereunder, as interpreted by the SEC or its  staff or  unless  the SEC has  granted  an  exemption  from  such  approval requirement)  and by the vote of a majority of the Independent  Trustees cast in person at a meeting  called  for the  purpose  of voting on such  approval.  The required  shareholder  approval shall be effective with respect to the Fund if a majority of the  Outstanding  Voting  Securities of the Fund vote to approve the amendment,  notwithstanding  that the  amendment may not have been approved by a majority of the Outstanding  Voting Securities of any other Fund affected by the amendment or all the Funds of the Trust.

15.  ASSIGNMENT

     The  Sub-Adviser  shall not assign or transfer  its rights and  obligations under this Agreement.  Any assignment (as that term is defined in the Investment
Company Act) of the Agreement shall result in the automatic  termination of this
Agreement,  as provided in Section 13 hereof.  Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the Trustees,  officers or employees of the Sub-Adviser except as may be provided to the contrary in the
Investment Company Act or the rules or regulations thereunder.

16.  ENTIRE AGREEMENT

     This  Agreement  contains  the entire  understanding  and  agreement of the parties with respect to each Fund.

17.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

18.  NOTICES

     All  notices  required  to be given  pursuant  to this  Agreement  shall be delivered  or mailed to the address  listed  below of each  applicable  party in person or by registered or certified mail or a private mail or delivery  service providing  the sender with notice of receipt or such other  address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

     For:    BNY Investment Advisors
             50 Fremont Street, Suite 3900
             San Francisco, CA 94105
             Attn:  Manager of Client Service

     For:    VTL Associates, LLC
             Attn:  Vincent T. Lowry
             One Commerce Square
             2005 Market Street, Suite 2020
             Philadelphia, PA  19103

19.  SEVERABILITY AND SURVIVAL

     Should any portion of this  Agreement  for any reason be held to be void in law or in equity, the Agreement shall be construed,  insofar as is possible,  as if such  portion had never been  contained  herein.  Sections 5, 11 and 20 shall survive the termination of this Agreement.

20.  TRUST AND SHAREHOLDER LIABILITY

     The  Sub-Adviser  is hereby  expressly  put on notice of the  limitation of
shareholder   liability  as  set  forth  in  the  Declaration  and  agrees  that obligations,  if any,  assumed by the Trust pursuant to this Agreement  shall be limited in all cases to the Trust and its assets,  and if the liability  relates to one or more  series,  the  obligations  hereunder  shall  be  limited  to the respective assets of the Fund. The Sub-Adviser  further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund(s),  nor from the Trustees or any individual Director of the  Trust.  The  assets  of a Fund  shall  be  available  only to  satisfy  the liabilities and obligations of that Fund, and not the liabilities or obligations of any other Fund. All obligations of the Funds under this agreement are several and not joint,  and are included  together in this Agreement solely for the sake of convenience.

21.  GOVERNING LAW

     The  provisions of this  Agreement  shall be construed and  interpreted  in accordance  with the laws of the  State of New  York,  or any of the  applicable provisions  of the  Investment  Company  Act. To the extent that the laws of the
State of New York,  or any of the  provisions in this  Agreement,  conflict with applicable provisions of the Investment Company Act, the latter shall control.

22.  INTERPRETATION

     Any question of  interpretation  of any term or provision of this Agreement having a  counterpart  in or  otherwise  derived from a term or provision of the
Investment  Company Act shall be resolved by reference to such term or provision of the Investment  Company Act and to  interpretations  thereof,  if any, by the
United States courts or, in the absence of any controlling  decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the
Investment  Company  Act.  Specifically,  the terms  "vote of a majority  of the
outstanding  voting  securities,"   "interested   persons,"   "assignment,"  and
"affiliated persons," as used herein shall have the meanings assigned to them by
Section 2(a) of the Investment  Company Act. In addition,  where the effect of a requirement  of the  Investment  Company Act  reflected in any provision of this
Agreement  is  relaxed  by  a  rule,   regulation   or  order  of  the  SEC,  or
interpretation of tis staff, whether of special or of general application,  such provision shall be deemed to incorporate the effect of such rule,  regulation or order.

23.  COUNTERPARTS

     This  Agreement  may be  executed  in  counterparts  each of which shall be deemed to be an original and all of which,  taken  together,  shall be deemed to constitute one and the same instrument.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their duly authorized officers as of the date first mentioned above.

                                   APPENDIX A
                                       TO
                             SUB-ADVISORY AGREEMENT

RevenueShares Large Cap Fund

RevenueShares Mid Cap Fund

RevenueShares Small Cap Fund

                                   APPENDIX B
                                       TO
                             SUB-ADVISORY AGREEMENT

SUB ADVISORY SERVICES - BNY INVESTMENT ADVISORS

o    8.0 basis points  (0.08%) per annum on the fund's daily  average net assets up to $75 Million

o    6.0 basis points (0.06%) per annum on the next $50 Million.

o    3.0 basis points (0.03%) per annum on the excess

Minimum Annual Fees:

Each fund will be subject to the following minimum fee schedule:

$35,000 minimum annual fee per fund.